CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-258210, 333-258211, 333-263312, 333-270148 and 333-277488 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Duolingo, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
New York, New York
February 27, 2025